MERGER AGREEMENT

     THIS MERGER AGREEMENT dated as of November 19, 1997 (this "Agreement"), among CARRIAGE SERVICES, INC., a Delaware corporation (the "Purchaser"), CARRIAGE SERVICES OF FLORIDA, INC., a Florida corporation (the "Acquisition Subsidiary"), FOREST LAWN/EVERGREEN MANAGEMENT CORP., a Florida corporation (the "Company"), and GREG M. BRUDNICKI and CHARLES E. KENT, residents of Bay County, Florida (together, the "Shareholders");

                                   WITNESSETH:

     WHEREAS, the Company owns and operates the Forest Lawn Memorial Cemetery located at 2403 Harrison Avenue, the Evergreen Memorial Gardens Cemetery located at 3733 U.S. Highway 231 North, and the Garden of Memories Cemetery located at 5435 East 15th Street, all in Panama City, Bay County, Florida (collectively, the "Cemeteries"), and the Kent Forest Lawn Funeral Home located at 2403 Harrison Avenue in Panama City, Bay County, Florida and the Emerald Coast Funeral Home located at 113 Racetrack Road, N.E. in Fort Walton Beach, Okaloosa County, Florida (collectively, the "Homes"), and the Shareholders collectively own all of the issued and outstanding capital stock of the Company in the respective amounts shown on Schedule I hereto; and

     WHEREAS, the parties desire that the Company merge with and into the Acquisition Subsidiary in a statutory merger (the "Merger") to be consummated under the laws of the State of Florida and upon the terms and conditions and for the consideration herein set forth and in the Plan of Merger among the Purchaser, the Acquisition Subsidiary and the Company in the form attached as Exhibit A hereto (the "Plan of Merger");

     NOW, THEREFORE, the parties agree as follows:

     1. REORGANIZATION AND MERGER.

     1.1. THE MERGER. Simultaneously with the execution of this Agreement, the Plan of Merger shall be executed and delivered by the Purchaser, the Acquisition Subsidiary and the Company. Subject to the terms and conditions set forth in this Agreement and in the Plan of Merger, at the Effective Time of the Merger (as defined in the Plan of Merger), the Company shall be merged with and into the Acquisition Subsidiary in accordance with the laws of the State of Florida and the Plan of Merger. The corporation surviving the Merger is sometimes herein referred to as the "Surviving Corporation."

     1.2. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of Section 368 (a) (1)
(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with Section 368 (a) (2) (D) of the

Code. The parties agree to file all of their respective tax returns and reports in a manner consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto) . In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, nor shall the foregoing constitute a warranty or guaranty on the part of the Purchaser or the Surviving Corporation that the Merger will in fact constitute such a reorganization.

     1.3. SHAREHOLDER CONSENT; WAIVER OF DISSENTERS' RIGHTS. The Shareholders, in their capacities as shareholders of the Company, and the Purchaser, in its capacity as a shareholder of the Acquisition Subsidiary, hereby (i) consent to the Merger pursuant to Section 607.1103 of the Florida Statutes Annotated, and
(ii) irrevocably and unconditionally waive all dissenters' and other similar rights with respect to the Merger under and pursuant to Sections 607.1302 and
607.1320 of the Florida Statutes Annotated.

     1.4. FURTHER ASSURANCES. The Shareholders jointly and severally agree to execute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require to more effectively carry out the terms and provisions of the Merger and the other transaction contemplated by this Agreement and the Plan of Merger.

     2. THE CLOSING.

     2.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Cranston Pope, 335 Magnolia Avenue, Panama City, Florida 32401 on November 20, 1997, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than November 30, 1997. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholders shall surrender for cancellation pursuant to the Merger all certificates representi4g their respective shares of capital stock of the Company, against receipt from the Purchaser of the Merger Consideration. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with

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respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

     2.2. RELATED TRANSACTIONS. In addition to the Merger, at or prior to the Closing (as specified below) the following transactions shall occur:

          (a) The Acquisition Subsidiary, on the one hand, and each of Greg M. Brudnicki ("Brudnicki"), Charles E. Kent ("Kent"), Charles Kent, Jr. ("Kent, Jr."), and James Holmes ("Holmes"), on the other, shall each execute and deliver to the other an Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits B-1, B-2, B-3 and B-4, respectively, hereto (collectively, the "Employment Agreements");

          (b) The number of positions on the Purchaser's Board of Directors shall be increased by one (1), and Brudnicki shall be elected to the vacancy created by such increase;

          (c) The Acquisition Subsidiary shall establish its Carriage Partners Program for Northern Florida, Southern Georgia and Alabama in substantially the form of Exhibit C hereto (the "Program"), and each Shareholder shall become a participant in the Program in accordance with the terms and provisions thereof; and

          (d) Immediately prior to the Closing, the Company shall distribute (by dividend, distribution or bonus) to the Shareholders (or a corporation or other entity controlled by them) all of the capital stock owned by the Company in LaGrange Funeral Home, Inc., a Georgia corporation (the "LaGrange Corporation"), which owns and operates the LaGrange Funeral Home in LaGrange, Georgia (the "LaGrange Location"), provided that from and after the Closing the Surviving Corporation shall have no liability in respect thereof.

     3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser and the Acquisition Subsidiary that:

     3.1. TITLE TO SHARES. The Shareholders are the owners and holders, beneficially and of record, of all of the issued and outstanding shares of capital stock of the Company as shown on Schedule I, and the Shareholders have good and marketable title to all of such issued and outstanding shares, free and clear of any and all liens, encumbrances, pledges, security interests, mortgages or claims of any other person (collectively, "Liens"), other than a Lien on such stock in
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favor of People's First Community Bank to secure loans to the Company (which
Liens will be released at or prior to Closing).

     3.2. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation, certified by the Secretary of State of Florida, and the Bylaws, certified by its Secretary, of the Company, all as in effect on the date hereof.

     3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 500 shares of Common Stock, $1.00 par value, all of which shares are issued and outstanding and held by the Shareholders. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No such shares of capital stock are held by the Company as treasury stock. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares.

     3.4. NO SUBSIDIARIES. Other than the La Grange Corporation (which will be transferred out of the Company by the time of Closing), the Company does not have any subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

     3.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser (i) the unaudited balance of the Company at May 31, 1997 (the "Company Balance Sheet") and the related unaudited income statement of the Company for the nine months then ended, and (ii) the unaudited balance sheet of the Company at August 31, 1996 and the related unaudited income statement of the Company for the twelve months then ended. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the respective financial positions of the Company at the dates indicated and its results of operations for the periods then ended in accordance with the federal income tax method of accounting applied on a consistent basis. Each Home performed the number of adult funeral services in each of the twelve-month periods ended December 31, 1994 through 1996 and for the seven months ended July 31, 1997 as set forth on Schedule 3.5 hereto. Each Cemetery performed at least the number of interments for each

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of such twelve-month and seven-month periods as set forth on Schedule 3.5.

     3.6. REAL PROPERTY.

          (a) DESCRIPTION AND TITLE. Schedule 3.6 sets forth a legal description of all parcels of real property in which the Company have any interest or which is used in its business (collectively, the "Real Property"), other than the Excluded Real Property described on Schedule 5.1(a). Schedule 3.6 also briefly describes each building and major structure and improvement located on the Real Property. No person other than the Company has any ownership, leasehold or other interest of any kind in the Real Property, except for the real property on which the Emerald Coast Funeral Home is located (the "Emerald Coast Real Property"), which is leased to the Company as described in paragraph (b) below. The Real Property is the only interest in real property required for the conduct of the business of the Homes and the Cemeteries as presently conducted. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of either Shareholder, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. The Company has good and marketable fee simple title to all of its respective Real Property (other than the Emerald Coast Real Property), free and clear of all Liens, other than easements and other similar title exceptions described on Schedule 3.6 ("Permitted Liens").

          (b) EMERALD COAST LEASE. All of the Emerald Coast Real Property is validly leased to the Company under the Lease Agreement dated March 1, 1996 between the Company, as tenant, and Dennis Ginsburg, Trustee, as landlord (such Lease Agreement, together with all amendments thereto, being hereafter referred to as the "Emerald Coast Lease"); the Company is the current lessee under the Emerald Coast Lease; a true and complete copy of the Emerald Coast Lease has been provided to the Purchaser; there have been no amendments or modifications to the Emerald Coast Lease except for those for which copies have been provided to the Purchaser; the Emerald Coast Lease is in full force and effect and valid and binding on the parties thereto, and neither the Company nor (to

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     the Shareholders' knowledge) the landlord thereunder is in default thereunder.

          (c) FIRPTA. Neither the Company nor either Shareholder is a "foreign person" (as defined in Section 1445(f) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Shareholders shall deliver at Closing one or more non-foreign affidavits in recordable form containing such information as shall be required by Code Section 1445(b) (2) and the regulations issued thereunder.

          (d) BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

          (e) NO FLOOD HAZARDS. No portion of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

          (f) STATUS OF CEMETERY PROPERTIES. All of the Real Property used in the business of each Cemetery has been plotted for cemetery use. Each Cemetery consists of the number of developed and undeveloped acres and the number of unsold individual grave spaces, unsold niches, unsold mausoleum crypts and unsold lawn crypts as set forth below:

                                                                  NO. OF                           NO. OF           NO. OF
                                     NO. OF        NO. OF         UNSOLD          NO. OF           UNSOLD          UNSOLD
                                   DEVELOPED     UNDEVELOPED       GRAVE          UNSOLD          MAUSOLEUM         LAWN
                                    ACRES          ACRES          SPACES          NICHES           CRYPTS          CRYPTS
                                   ---------     -----------     --------        --------         ---------        -------
Forest Lawn ...................     9.75           12.25            645             251             145               16
Evergreen .....................     26             15               420              45             198             (260)
Garden of Memories ............      8              9             4,125              12             157              N/A

     3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes and the Cemeteries are owned by the Company, and none of such assets, rights or properties is subject to any lease or license, except for Emerald Coast Real Property that is leased to the Company as described in Section 3.6. The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet, free and clear of all Liens, except for (i) Liens to be
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discharged and released at or prior to Closing, and (ii) Permitted Liens against
Real Property.

     3.8. ABSENCE OF CHANGES OR EVENTS. Since the date of the Company Balance Sheet, there has not been:

          (i) any material adverse change in the financial condition, operations, business, properties or prospects of the Company;

          (ii) any change in the authorized capital or outstanding securities of the Company;

          (iii) any capital stock, bonds or other securities which the Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

          (iv) any borrowing or agreement by the Company to borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

          (v) any declaration or payment of any bonus or other extraordinary compensation to any employee of the Company;

          (vi) any hiring, firing, reassignment or other change in any key personnel of the Company;

          (vii) any sale, transfer or other disposition of, or agreement to sell, transfer or otherwise dispose of, any of the inventories 6r other assets or properties of the Company, except in the ordinary course of business;

          (viii) any damage, destruction or losses against the Company or any waiver any rights of material value to the Company;

          (ix) any labor strike or labor dispute, or the entering into of any collective bargaining agreement, with respect to employees of the Company;

          (x) any claim or liability for any material damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

          (xi) any new competitor that has, to the knowledge of either Shareholder, built, commenced to build or

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
     announced intentions to build a funeral home or mortuary in direct competition with either Home or a cemetery or mausoleum in direct competition with any Cemetery; or

          (xii) any other transaction or event entered into or affecting the Company other than in the ordinary course of business.

     3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company has no, and none of its assets or properties is subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable, accrued expenses and preneed obligations (fully funded by insurance or covered by trust) arising in the ordinary course of the business since the date of the Company Balance Sheet.

     3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company Balance Sheet. The Company has filed all tax returns and reports required to be filed by each of them with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by or for the Company for each of its last three taxable years have been furnished to the Purchaser. Except as described on Schedule 3.10, no assessments of deficiencies for taxes of any kind have been made against the Company which are presently pending or outstanding, and no audits which may result in any such assessment are pending or, to the Share-holders' knowledge, threatened. Except as described on Schedule 3.10, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. Except as described on Schedule 3.10, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of the Company for any period.

     3.11. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected in the Company Balance Sheet, and all items placed in inventory since the date thereof, are (i) accounted for in accordance with the federal income tax method of accounting applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. All accounts and notes receivable reflected in the Company Balance Sheet, and all accounts and notes receivable arising since the date thereof, (x) represent bona fide claims against customers for goods sold or services rendered, and (y) are not subject to offsets or defenses of any kind. At the Closing, the Shareholders shall deliver to the Purchaser a list, certified by the Shareholders to be complete and correct, of all of the inventory of the Company as of the Closing Date and all of their accounts receivable arising from the preneed sale of services or merchandise by the Cemeteries as of the Closing Date.

      3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

     3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 hereto sets forth a complete description of:

          (i) all loan, credit and similar agreements to which the Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

          (ii) all employment contracts, noncompetition agreements and other agreements relating to the employment of any employees of the Company;

          (iii) all contracts and agreements affecting the Company which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involve an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

          (iv) all other contracts and commitments of the Company entered into outside the ordinary course of business.

     Each contract and commitment described on Schedule 3.13 is valid and binding on the parties thereto and in full force and effect, and neither the Company, as the case may be, nor, to the knowledge of the Shareholders, any of the other parties thereto, is in default thereunder. The Shareholders have furnished to the Purchaser a true and complete copy of each document listed on
Schedule 3.13.

     3.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 hereto accurately and completely lists, as of the date of this Agreement (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and summaries of contracts for cemetery merchandise and plots, and (ii) all trust accounts relating to the Homes and the Cemeteries,
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indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.14 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company, as the case may be, nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

     3.15. TRADEMARKS. ETC. Schedule 3.15 accurately and completely describes all trademarks, copyrights, patents and other intellectual property rights, and applications and licenses for the foregoing (collectively, "Intangible Rights"), owned by or licensed to or in the name of the Company. The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes and the Cemeteries as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does either Shareholder know of any such infringement, whether or not claimed by any person.

     3.16. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

     3.17. LICENSES. PERMITS. ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the operation of the Homes and the Cemeteries as presently operated. All such items are in full force and effect.

     3.18. LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowl-

                                      -10-
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edge of either Shareholder, threatened against or affecting the Company or any of their respective assets or properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

     3.19. COMPLIANCE WITH LAWS. The Company has complied and is in compliance with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company and its assets, rights and properties, and to the operation of each Home and each Cemetery (including without limitation all occupational safety and health rules, regulations and laws, and laws and regulations applicable to preneed and perpetual care contracts and trust accounts, including the so-called "FTC Funeral Rule").

     3.20. ENVIRONMENTAL MATTERS.

          (a) The Company has complied and is in compliance with all Environmental Laws (as hereinafter defined)

          (b) Without limiting the generality of the foregoing, the Company has obtained, and has complied and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the occupation of the Real Property and the operation of the business of the Company.

          (c) The Company has not received any notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to their respective businesses or any of the Real Property arising under Environmental Laws.

          (d) Except as set forth on Schedule 3.20, none of the following exists on any portion of the Real Property:

          (i) Underground storage tanks or surface impoundments;

          (ii) Asbestos-containing material in any form or condition; or

          (iii) Materials or equipment containing polychlorinated biphenyls.

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
          (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any Hazardous Materials, or owned or operated any facility or property, so as to give rise to liabilities for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or similar state Environmental Laws.

          (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any governmental authority or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

          (g) Without limiting the foregoing, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resource damage.

          (h) For purposes of this Section 3.20:

          "Environmental Laws" means all laws concerning pollution or protection of the environment (including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "Hazardous Materials" means any hazardous, toxic, dangerous or other waste, substance of material defined as such in, regulated by or for purposes of any Environmental Law. The Purchaser acknowledges that the Company uses formaldehyde and other similar chemicals typically associated with the operation of a funeral

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     home, and that such substances constitute "Hazardous Materials."

          "Release" has the meaning set forth in CERCLA.

     3.21. EMPLOYEES. Schedule 3.21 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule 3.21 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent thereof, and the number of vacation days or other time off to which each such employee is presently eligible to take. There are not pending or, to the knowledge of either Shareholder, threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. No Shareholder is aware of the existence of any serious health condition of any key management personnel of the Company that might impair any such person's ability to perform the essential functions of his or her normal duties into the foreseeable future after the Closing. The Shareholders believe that the relations between the Company, on the one hand, and their respective employees, on the other, are good.

            3.22. EMPLOYEE BENEFIT PLANS. Schedule 3.22 sets forth a description of all plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company which provides benefits to any employee or former employee of the Company. True and complete copies of all such benefit plans have been provided to the Purchaser. All obligations of the Company under the Plans have been fully paid, fully funded or adequate accruals therefor have been made on the Company Balance Sheet. All necessary governmental approvals have been obtained for all Plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and have been qualified under Section 401 of the Code, and each trust established for any Plan is exempt from federal income taxation pursuant to Section 501 (a) of the Code. With respect to any such Plan, there has been no (i) "reportable event" as defined in Section 4043 of ERISA, (ii) event described in Section 4062(e) or 4063 (a) of ERISA, or (iii) in the case of any defined benefit plan, termination or partial termination.

     3.23. AFFILIATED PARTY TRANSACTIONS. The Company have been operated and are being operated in a manner separate from the personal and other business activities of the Shareholders and their affiliates1 and neither of the Company nor any of its assets are subject to any affiliated party commitments or transactions.

     3.24. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete and have been maintained by it in accordance with good business practices and in accordance with all laws, regulations and other requirements applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and shareholders of the Company.

     3.25. FINDERS. Neither the Company nor either Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

     3.26. AUTHORITY OF THE SHAREHOLDERS. Each Shareholder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by each Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Bylaws of the Company, or (y) any contract, agreement, lease, license or other commitment to which the Company or either Shareholder is a party or by which the Company or any such Shareholder or his or its respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

     3.27. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement have been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with their respective terms. Neither the execution, delivery nor performance by the Company of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the

Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     3.28. FULL DISCLOSURE. The representations and warranties made by the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

     3.29. SCHEDULES. The Schedules referred to in this Section 3 have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Shareholders that:

     4.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement, including the issuance and delivery of the Purchaser Stock to the Shareholders as provided in this Agreement. The Purchaser has delivered to the Shareholders complete and correct copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Purchaser and the Articles of Incorporation and Bylaws of the Acquisition Subsidiary, both as in effect on the date hereof.

     4.2. CAPITALIZATION. The authorized capital stock of the Purchaser consists of (i) 40,000,000 shares of Class A Common Stock, $.0l par value, of which 5,541,780 shares were issued and outstanding as of September 30, 1997; (ii) 10,000,000 shares of Class B Common Stock, $.01 par value, of which 5,050,485 shares were issued and outstanding as of September 30, 1997, and (iii) 70,000,000 shares of Preferred Stock, $.0l par value, of which (x) 2,000,000 shares have been designated as Series D Preferred Stock, $.01 par value, of which

1,682,500 shares were issued and outstanding as of September 30, 1997; (y) 11,000,000 shares have been designated as Series E Preferred Stock, $.01 par value, none of which shares were issued and outstanding as of September 30, 1997; and (z) 15,000,000 shares have been designated as Series F Preferred Stock, $.0l par value, of which 14,611,677 shares were issued and outstanding as of September 30, 1997.

     4.3. REPORTS AND FINANCIAL STATEMENTS. The Purchaser has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended. The Purchaser has delivered to the Shareholders true and complete copies of (i) the Prospectus dated June 3, 1997 relating to the shelf registration of 2,000,000 shares of the Purchaser's Class A Common Stock, and
(ii) its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, both as filed with the Securities and Exchange Commission (collectively, "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the financial statements included in the SEC Filings are true and correct in all material respects, have been prepared in accordance with the books and records of the Purchaser and its subsidiaries, and present fairly the consolidated financial positions of the Purchaser and its subsidiaries at the dates indicated and the consolidated results of their operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

     4.4. NO MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has not been any material adverse change in the financial condition, operations, properties or prospects of the Purchaser and its consolidated subsidiaries taken as a whole.

     4.5. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Amended and Restated Certificate of Incorporation or Bylaws of the Purchaser or the Articles of Incorporation or Bylaws of the Acquisition Subsidiary, or under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, except for such contracts and commitments for which all necessary consents have been duly and validly obtained, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. Consummation of the transactions contemplated by this Agreement will not require the consent or approval of the stockholders of the Purchaser, under the laws of the State of Delaware, under applicable rules and regulations of the National Association of Securities Dealers, Inc., or otherwise.

     4.6. FINDERS. Except as described in Section 11.1, neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

     5. COVENANTS PENDING CLOSING.

     5.1. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS. The Company and the Shareholders jointly and severally covenant and agree with the Purchaser that:

          (a) CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or allow the Company to, do any the following:

               (i) cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

               (ii) amend or otherwise modify its Articles of Incorporation or Bylaws;

               (iii) issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

               (iv) take any action described in Section 3.8;

               (v) enter into any contract, agreement or other commitment of the type described in Section 3.13;

               (vi) hire, fire, reassign or make any other change in key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on
          Schedule 3.21; or

               (vii) take any other action which would cause any of the representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

          Notwithstanding the foregoing, the Company may, immediately prior to the Closing, (x) transfer the stock of the La Grange Corporation to the Shareholders as contemplated in Section 2.2(d); and (y) sell to the Shareholders fee simple title to the real estate described on Schedule 5.1(a) (the "Excluded Real Property") for the sum of $400,000.00, as shall be represented by the Shareholders' Promissory Note payable to the Company in such amount (the "Shareholders Note").

          (b) ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company.

          (c) CONSENTS AND APPROVALS. The Company and the Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

          (d) NO SHOP. For so long as this Agreement remains in effect, neither the Company nor either Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with or respond to any inquiries or expressions of interest with any potential buyers, investors investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale of any shares of capital stock of the Company, or otherwise), other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement. If, during such period, the Company or either Shareholder receives an inquiry or expression of interest regarding any such transaction, the Company or such Shareholder, as the case may be, shall promptly notify the Purchaser of such fact; provided that the foregoing shall not require that the source of such expression of interest be disclosed.

     5.2. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Shareholders that the Purchaser and the Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

     5.3. CONFIDENTIALITY. Prior to the Closing, each party will hold in confidence any data and information obtained with respect to the other party or parties from any representative, officer, director or employee thereof, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that such party may disclose such information to its outside attorneys and accountants and to its lenders, provided that the disclosing party shall remain responsible to the other parties for any unauthorized disclosure thereof by such attorneys, accountants or lenders. If the transactions contemplated hereby are not consummated, no party in receipt of such information shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, any party receiving such confidential information shall return to the party which provided it all such data and information so obtained which is in written form.

     6. CONDITIONS TO CLOSING.

     6.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Purchaser in writing:

          (a) REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Shareholders in Section 3 hereof; the representations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 6.1(a).

          (b) OPINION OF LEGAL COUNSEL. The Shareholders shall have caused to be delivered to the Purchaser an opinion of Cranston Pope, legal counsel for the Company and the Shareholders, dated the Closing Date, to the effect that:

               (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate authority to enter into and perform its obligations under this Agreement and the Plan of Merger;

               (ii) the authorized capital stock of the Company consists of 500 shares of Common Stock, $1.00 par value, all of which shares are validly issued and outstanding and fully paid and nonassessable;

               (iii) to the knowledge of such counsel, after due inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

               (iv) the Shareholders are the record and beneficial owners of all of the issued and outstanding shares of capital stock of the Company, free and clear of any and all Liens (other than as described in Section 3.1, and the Shareholders have full capacity to enter into and perform their obligations in accordance with this Agreement;

               (v) the execution, delivery and performance by the Company of this Agreement and the Plan of Merger have been duly authorized and approved by all necessary corporate action required on the part of the Company;

               (vi) this Agreement and the Plan of Merger have been duly and validly executed and delivered by the Company, and this Agreement and the Plan of Merger constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms;

               (vii) this Agreement and the other documents to be executed and delivered hereunder by the Shareholders (as shall be specified in such opinion) have been duly and validly executed and delivered by the Shareholders, and this Agreement and such other documents constitute the valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms;

               (viii) neither the execution, delivery or consummation of the transactions contemplated by this Agreement, the Plan of Merger or any of such other documents will (x) result in the breach of or constitute a default under the Articles of Incorporation or Bylaws of the Company or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Company or either Shareholder is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

               (ix) except as specified in such opinion, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Shareholders of this Agreement, the Plan of Merger or any of such other documents;

               (x) to the knowledge of such counsel after due inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

     Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Florida.

          (c) CONSENTS AND APPROVALS. The Company and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing: (i) the landlord under the Emerald Coast Lease shall have delivered to the Purchaser a written instrument pursuant to which such landlord (x) consents to the transactions hereunder (or certifies that such consent is not required) and (y) represents to the Purchaser that the Emerald Coast Lease is in full force and effect and that neither it nor, to its knowledge, the Company is in default thereunder; and (ii) the Purchaser shall have received written notice that its application to acquire control of the Cemeteries has been approved by the Florida Board of Funeral and Cemetery Services, pursuant to Florida Statutes Ann. ss.497.007(2), and that all publication and waiting periods in connection therewith have expired.

          (d) NO MATERIAL ADVERSE CHANGE. Prior to the Closing there shall not have occurred any loss or damage to the assets and properties of the Company, including (without limitation) any of the Real Property or any improvements located thereon (regardless of whether such loss or damage was insured), or any other event or condition, the effect of which could reasonably be expected to have a material adverse effect on the condition, business, operations or prospects of the Company.

          (e) RELATED TRANSACTIONS. Brudnicki, Kent, Kent, Jr. and Holmes shall have executed and delivered to the Acquisition Subsidiary their respective Employment Agreements; and each Shareholder shall have executed and delivered his plan adoption agreement pursuant to the terms of the Program.

          (f) ENVIRONMENTAL OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each parcel of Real Property by an environmental consulting firm selected by Purchaser,
     (ii) a health and safety inspection of each Home and each building on the Cemeteries by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of each Home and each building on the Cemeteries by an engineering firm selected by the Purchaser. The Shareholders agree to take the action (and pay any costs in taking such action) as may be reasonably recommended by such firms and/or persons, up to $25,000 in the aggregate at the Homes and the Cemeteries, as the case may be. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholders, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

          (g) TITLE INSURANCE. The Shareholders shall have provided to the Acquisition Subsidiary a Leasehold Policy of Title Insurance (with respect to the Emerald Coast Real Property) and one or more Owner's Policies of Title Insurance (with respect to all other Real Property) issued to the applicable Acquisition Subsidiary in agreed-upon amounts, issued by Commonwealth Land Title Insurance Company or another title agency reasonably acceptable to the parties (the "Title Company"), insuring the Acquisition Subsidiary's leasehold or ownership interest (as the case may be) in the Real Property, subject only to the Permitted Liens and any standard printed exceptions included in a Florida standard form Policy of Title Insurance; provided, however, that such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Liens, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to subsequent years. All premiums and other expenses to the Title Company associated with the issuance of such title policies shall be borne equally between the Purchaser and the Shareholders.

          (h) SURVEY. The Purchaser shall have received an ALTA/ACSM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Florida law, be sufficient for Title Company to delete any survey exception contained in each applicable policy of title insurance referred to in Section 6.1(g), save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to the Purchaser. All fees and expenses of such surveyor shall be borne equally between the Purchaser and the Shareholders.

          (i) ZONING. The Purchaser shall have received a letter or other acceptable form of communication from a responsible officer of each municipality or other governmental authority having jurisdiction over any zoning ordinance or regulation of each parcel of Real Property, indicating the zoning classification for each such parcel, affirmatively stating that the use thereof as a funeral home or cemetery, as the case may be, complies with such classification, and setting forth (if applicable) the number of parking spaces required for each such parcel under such ordinance or regulation.

          (j) LIEN RELEASES. The holders of the Liens against any assets or stock of the Company, including any of the Real Property (other than Permitted Liens) shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser.

          (k) OTHER MANAGEMENT ARRANGEMENTS. The Shareholders shall have identified to the Purchaser such other personnel of the Company (in addition to the parties to the Employment Agreements) as may be key to the continued effective management and operation of the Homes and the Cemeteries after the Closing, and the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the applicable Home or the Cemeteries following the Closing.

          (1) APPROVED BUDGET. The Purchaser and the Shareholders shall have reached agreement regarding the proposed Operating Budget for the Homes and the Cemeteries for the fiscal year ending December 31, 1998; and the Purchaser shall have received from the Shareholders their certificate, acceptable in form and substance to the Purchaser, setting forth their acknowledgement regarding such Budget and their agreement to utilize their best efforts to achieve the results therein contained.

          (m) SHAREHOLDERS NOTE. Effective upon the Closing, the Shareholders shall have paid in full the amount of the Shareholders Note and the amount of all other loans and other sums owed by them to the Company.

     6.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

          (a) REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 4 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this Section 6.2(a).

          (b) OPINION OF LEGAL COUNSEL. The Purchaser shall have caused to be delivered to the Shareholders an opinion of Snell & Smith, A Professional Corporation, legal counsel for the Purchaser and the Acquisition Subsidiary, dated the Closing Date, to the effect that:

               (i) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Plan of Merger; and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Acquisition Subsidiary (as shall be specified in such opinion);

               (ii) the execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and such other documents have been duly authorized and approved by all necessary corporate action required on their part;

               (iii) this Agreement is, and upon execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary, enforceable against the Purchaser and the Acquisition Subsidiary in accordance with their respective terms;

               (iv) neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser, the

          Articles of Incorporation or Bylaws of the Acquisition Subsidiary or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

               (v) except as specified in such opinion, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

     Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and the Acquisition Subsidiary, and on certificates of public officials, copies of which shall be provided to the Shareholder at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware and the internal laws of the State of Texas.

          (c) CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

          (d) NO MATERIAL ADVERSE CHANGE. Prior to the Closing there shall not have occurred any event or condition, the effect of which could reasonably be expected to have a material adverse effect on the condition, business, operations or prospects of the Purchaser and its consolidated subsidiaries, taken as a whole.

          (e) RELATED TRANSACTIONS. The Acquisition Subsidiary shall have executed and delivered to Brudnicki, Kent, Kent, Jr. and Holmes their respective Employment Agreements; the number of positions on the Purchaser's Board of Directors shall have been increased by one (1) and Brudnicki shall have been elected to the vacancy created by such increase; and the Acquisition Subsidiary shall have established the Program and executed and delivered to the Shareholders their plan adoption agreements thereunder.

     6.3. MUTUAL CONDITIONS TO CLOSING. The respective obligations of each of the parties under this Agreement shall be subject to the following mutual conditions, which may be waived only by the unanimous agreement of all parties:

          (a) CLOSING CERTIFICATES. The Company, the Purchaser and the Acquisition Subsidiary shall have executed and delivered to each other such certificates as to the incumbency of its officers who are executing and delivering documents hereunder and as to the adoption of resolutions by its directors and (where applicable) shareholders, and shall have provided certificates of public officials certifying as to their existence and good standing, all as shall be reasonably requested by the other parties hereunder.

          (b) NO INJUNCTIONS. There shall not have been entered or issued any injunction, writ or order of a court of competent jurisdiction which prohibits or substantially limits the consummation of the transactions contemplated by this Agreement.

     7. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     7.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

     7.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

     8. INDEMNIFICATION.

     8.1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Effective Time of the Merger) the Surviving Corporation, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or either Shareholder of any covenant or agreement of the Company or the Shareholders contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by either Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or either Shareholder pursuant hereto, (iii) any Closing Date Liability (as defined in the Plan of Merger) of the Company of any kind or nature, whether absolute or contingent, known or unknown, to the extent not paid or discharged prior to the Effective Time of the Merger or not disclosed pursuant to the certificate of the Shareholders delivered to the Purchaser as provided in Sections 5(a) (iii) (F) and 5(g) of the Plan of Merger, (iv) all liabilities and obligations whatsoever associated with the ownership and operation of the La Grange Location, and (v) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

     8.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser and the Acquisition Subsidiary jointly and severally agree to indemnify and hold harmless the Shareholders and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser or the Acquisition Subsidiary of any covenant or agreement of the Purchaser or the Acquisition Subsidiary contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser or the Acquisition Subsidiary herein or in any certificate or other instrument delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

     8.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

     8.4. OFFSET. If either Shareholder becomes obligated to indemnify the Surviving Corporation or the Purchaser after the Closing Date pursuant to this Agreement, at any time when any Deferred Merger Consideration or Contingent Merger Consideration (as such terms are defined in the Plan of Merger), or any portion of the Merger Consideration attributable to Closing Date Receivables (as defined in the Plan of Merger), remains payable, then the Purchaser may, at its option and without prejudice to any right of the Purchaser to proceed directly against any of the Shareholders, set-off the amount for which the Shareholders shall be so obligated against such components of the Merger Consideration. The exercise of such right of set-off shall be evidenced by means of a written notice to such effect given by the Purchaser to the Shareholders, describing the basis for indemnity and set-off hereunder and the amount of the set-off. To the extent of any offset against Deferred Merger Consideration, the amount offset against shall be determined based upon present value as of the date of such offset, at a discount rate of seven percent (7%) per annum.

     9. TERMINATION.

     9.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 6.1 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 6.2 hereof.

     9.2. TERMINATION. This Agreement may be terminated prior to Closing by:

          (a) the mutual written consent of the Shareholders and the Purchaser;

          (b) the Purchaser if a material default shall be made by the Company or either Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or either Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or either Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

          (c) the Shareholders if a material default shall be made by the Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Shareholders in writing; or

          (d) either the Shareholders or the Purchaser, if the Closing has not occurred by November 30, 1997.

     9.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 9.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 9.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

     10. POST-CLOSING COVENANTS.

     10.1. RESTRICTIVE COVENANTS.

          (a) NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending fifteen (15) years thereafter, neither Shareholder nor by her execution hereof such Shareholder's spouse (the Shareholders, together with their spouses being hereafter referred to as the "Covenantors") shall, directly or indirectly:

               (i) engage, as principal, agent, trustee or through the agency of any corporation, partner-ship, association or agent or agency, anywhere within a fifty (50) mile radius of either Home or any Cemetery (the "Territory"), in the funeral, mortuary, crematory, monument, cemetery or any related line of business (collectively, the "Business");

               (ii) own or hold any beneficial interest in one percent (1%) or more of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, in the Business within the Territory;

               (iii) become an employee of or consultant to, or otherwise serve in any similar capacity with, any corporation, partnership or other business entity that conducts its business, in whole or in part, in the Business within the Territory; or

               (iv) cause or induce any present or future employee of the Purchaser or any of its affiliates to leave the employ of the Purchaser or any such affiliate to accept employment with such Covenantor or with any person, firm, association or corporation with which such Covenantor may be or become affiliated.

          Without limiting the generality of the foregoing, a Covenantor shall be deemed directly or indirectly engage in the Business if he or she acts as a funeral director at any funeral establishment within the Territory, if such Covenantor engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if such Covenantor promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

          (b) REFORMATION. The above covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

          (c) REMEDIES. The Covenators agree that any remedy at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attorneys' fees incurred in connection therewith, as may be approved by such court.

          (d) REPRESENTATIONS. Each Covenator represents and warrants to and agrees with the Purchaser that (i) such Covenantor understands that the foregoing restrictions are being made incident to and as a condition of consummation of the Merger hereunder, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to such Covenantor in any respect, and
     (iii) the consideration for such restrictions is included in the Merger Consideration, which consideration such Covenantor acknowledges is fair and adequate for the giving of the covenants herein and for which such Covenantor acknowledges a direct and valuable benefit.

          (e) MERGER CONSIDERATION ALLOCATION. The parties agree to allocate $50,000 of the Merger Consideration to the foregoing covenants for federal income tax purposes. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser may suffer or recover as a result of any breach of the foregoing covenants, and the Covenantors acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

     10.2. TAX MATTERS. (a) Except as provided in paragraph (b) below, the Shareholders shall be fully responsible for all federal, state and local taxes (including, but not limited to, income taxes) of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect in of all periods through Closing and consummation of the Merger, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. Without limiting the generality of the foregoing, the Shareholders will (i) jointly and severally indemnify the Surviving Corporation and the Purchaser from any Losses (including income tax liability, assessments, interest and penalties) arising from any disallowance of the Merger as a "reorganization" under Code Section 368 (other than as a result of any action taken by the Purchaser or the Surviving Corporation following the Merger), and (ii) cause the preparation of a short-period federal income tax return for the Company's current year through the Closing Date (after which time the Surviving Corporation will be included as part of the consolidated group of which the Purchaser is the parent corporation), and the Shareholders shall pay all federal income taxes in respect thereof. If after the Closing the Surviving Corporation becomes entitled to and actually receives any federal or state income tax refund in respect of any tax period prior to the Closing Date, the Surviving Corporation shall forward such refund, in the form received, to the Shareholders.

          (b) Notwithstanding paragraph (a) above, the Shareholders shall not be responsible for (and the Surviving Corporation shall retain liability for) any federal or state income tax liability ("Assumed Tax Liability") which may be assessed after the Closing in respect of operations of the Company prior to the Closing, but only insofar as any such tax liability is directly attributable to the sale of cemetery merchandise and services on a preneed basis as to which there are accounts receivable in existence on (and ONLY to the extent of the balance of such accounts receivable as of) the Closing Date arising from such sales ("Preneed Cemetery Accounts Receivable"); provided, however, that without limiting the generality of the foregoing, there is specifically excluded from Assumed Tax Liability
     (i) any federal or state income tax liability arising from (a) sales from funeral merchandise and services; (b) sales of cemetery merchandise and services on an at-need basis; and (c) sales of cemetery merchandise and services on a preneed basis1 but only insofar as such sales are not reflected in the Preneed Cemetery Accounts Receivable; (ii) any penalties and interest that may be assessed in respect of the Assumed Tax Liability; and (iii) the professional fees of any attorneys, tax advisors or other consultants in defending any tax position or in negotiating or settling any tax liability. The Shareholders shall have the right to control the defense of any audits or proceedings in which an Assumed Tax liability may be assessed, provided that the Shareholders shall keep the Purchaser reasonably advised of all developments in any such audit or proceedings, the Purchaser may participate in such defense with counsel or advisors of its own choice (and at the Purchaser's own expense), and the Purchaser shall have the right to approve any settlement concerning the Assumed Tax Liability, which consent shall not be unreasonably withheld or delayed. At such time as any such assessment which may result in Assumed Tax Liability may become final (whether by judgment or agreement), the Shareholders and the Purchaser shall provide access to each other's records and otherwise cooperate with one another so as to properly allocate the total tax based upon (x) the proportion between sales of preneed cemetery merchandise and services attributable to Preneed Cemetery Accounts Receivable balances as of the Closing Date (on the one hand) and such sales for which there are not such corresponding balances as of the Closing Date (on the other), and
     (y) the other principles set forth above. At such time as the Assumed Tax Liability becomes finally determined in accordance with this Section 10.2, the Purchaser shall reimburse the Shareholders for the amount thereof within ten (10) business days.

     10.3. EMPLOYEE MATTERS. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Company which are then outstanding. Following the Closing, the Shareholders shall be fully responsible for funding all necessary contributions to each pension, profit sharing or other similar employee benefit plan described on Schedule 3.22 that is required to be qualified under ERISA (collectively, "Pension Plans") for all periods, and following the Closing the Shareholders shall take all necessary action to terminate the Pension Plans in accordance with applicable law in connection with which the Shareholders shall file all necessary forms and pay all appropriate fees, fines, penalties and other sums due in respect thereof and make any necessary distributions to plan beneficiaries. Without limiting the generality of Section 8.1, the "Losses" against which the Purchaser and the Surviving Corporation shall be indemnified against shall include all such liabilities1 obligations and responsibilities arising in connection with the Pension Plans (whether arising before or after the Closing). The Shareholders shall keep the Purchaser reasonably informed regarding the progress of the termination, winding up and distribution of the Pension Plans.

     10.4. RESALE OF CARRIAGE STOCK. The parties acknowledge that all shares of Class A Common Stock of the Purchaser (and all shares of Class A Common Stock issuable upon conversion of the Purchaser's Series E Preferred Stock) constituting a portion of the Merger Consideration as provided in the Plan of Merger ("Carriage Stock") will be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4. Notwithstanding such registration, however, each Shareholder, for himself and for all future holders of the Carriage Stock, hereby agrees that, for a period of two years following the Closing, (i) he shall not, without the Purchaser's prior written consent, sell a number of shares of Carriage Stock, over any three-month period, in excess of the greater of (x) one percent (1%) of the total number of shares of Common Stock of the Purchaser then outstanding or (y) the average weekly reported volume of trading of the Common Stock on any national securities exchange on which the Common Stock is traded, or as reported on the NASDAQ National Market Service, as applicable, during the four calendar weeks preceding the date of the proposed sale; and (ii) if during such two-year period the Purchaser engages in an underwritten public offering of its Common Stock, and the managing underwriter(s) request(s) either or both Shareholders to refrain from selling or otherwise disposing of any Carriage Stock for a certain period (not to exceed 180 days), then the Shareholders shall enter into the requested lock-up agreement with such underwriter(s) to the extent and in the same manner that members of the Purchaser's Board of Directors are so requested.

     10.5. LA GRANGE LOCATION. Immediately prior to the Closing, as provided in
Section 2.2(d), the Company shall distribute to the Shareholders (or their designated entity) all of the stock of the La Grange Corporation. The Surviving Corporation shall have no liability and obligations associated with the La Grange Corporation or the La Grange Location, and the Surviving Corporation and the Purchaser shall be indemnified in respect thereof as provided in Section 8.1(iv). Prior to or following the Closing, the Shareholders shall take all necessary action to obtain all necessary approvals under Georgia law to permit the transfer of the La Grange Corporation's stock as described in said Section 2.2(d), including any necessary transfers of the La Grange Location's funeral establishment license to, or to be obtain a new license in the name of, the Shareholders or their designated entity.

     11. MISCELLANEOUS.

     11.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall the Company be charged with, any such expenses of the Shareholders. All finders' and similar fees and expenses of Thomas Pierce & Co. shall be borne solely by the Purchaser, and in no event shall either Shareholder be charged or responsible therefor. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

     11.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, or when sent by facsimile transmission and receipt is confirmed, as follows:

          (i) if to the Company or either Shareholder, to:

                         Forest Lawn/Evergreen Management Corp.
                         2403 Harrison Avenue
                         Panama City, Florida 32405
                         Attention: Mr. Greg M. Brudnicki
                         Facsimile: 850/785-1897
                         with a copy to:

                         Cranston Pope
                         P.0. Box 12151
                         Panama City, Florida 32401
                         Facsimile: 904/784-9175

          (ii) if to the Purchaser or the Acquisition Subsidiary, to:

                         Carriage Services, Inc.
                         1300 Post Oak Boulevard, Suite 1500
                         Houston, Texas 77056
                         Attention: President
                         Facsimile: (281)  556-7401

                         with a copy to:

                         Snell & Smith, A Professional Corporation
                         1000 Louisiana, Suite 3650
                         Houston, Texas 77002
                         Attention: Mr. W. Christopher Schaeper
                         Facsimile: (713)  651-8010

          or to such other address as shall be given in writing by any party to the other parties hereto.

     11.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise).

     11.4. SUCCESSORS BOUND. Subject to the provisions of Section 11.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     11.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

     11.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

     11.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Florida.

     11.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.
                                       THE PURCHASER:

                                       CARRIAGE SERVICES, INC.

                                       By: MARK W. DUFFEY, President


                                       THE ACQUISITION SUBSIDIARY:

                                       CARRIAGE SERVICES OF FLORIDA, INC.

                                       By: MARK W. DUFFEY, President

                                       THE COMPANY:

                                       FOREST LAWN/EVERGREEN MANAGEMENT CORP.

                                       By: GREG M. BRUDNICKI, President

                                       THE SHAREHOLDERS:

                                       GREG M. BRUDNICKI

                                       CHARLES E. KENT

     The undersigned spouses of the Shareholders hereby join in the execution of this Agreement for purposes of evidencing their agreement to be bound by the provisions of Section 10.1 hereof.

                                       EVELYN L. BRUDNICKI, wife of GREG M.
                                       BRUDNICKI

                                      JULIE KENT, wife of CHARLES E. KENT

  EXHIBIT           DESCRIPTION

    A              Plan of Merger
    B-1            Employment Agreement (Greg M. Brudnicki)
    B-2            Employment Agreement (Charles E. Kent)
    B-3            Employment Agreement (Charles Kent, Jr.)
    B-4            Employment Agreement (Jim Holmes)
    C              Carriage Partners Program

   SCHEDULE            DESCRIPTION

     I                 The Shareholders
     3.5               Financial Information
     3.6               Real Property
     3.12              Fixed Assets
     3.13              Contracts and Commitments
     3.14              Preneed Contracts and Trust Accounts
     3.15              Intangible Rights
     3.17              Licenses
     3.20              Environmental Matters
     3.21              Employees
     3.22              Employee Benefit Plans
     5.1(a)            Excluded Real Property